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                                                                       EXHIBIT 5



                                 BRYAN CAVE LLP

                          700 THIRTEENTH STREET, N. W.
                          WASHINGTON, D. C. 20005-3960




                                  June 11, 1999

Board of Directors
United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910

Ladies and Gentlemen:

                  We have acted as special counsel to United Therapeutics Corporation, a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement on Form S-1, No. 333-76409 (the "Registration Statement") of the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering and sale of up to 4,500,000 shares (plus 675,000 shares subject to the underwriters' over-allotment option) of the Company's common stock, $.01 par value (the "Shares"). The Shares are proposed to be sold on the terms and conditions set forth in an underwriting agreement, by and among the Company, Deutsche Bank Securities Inc., A. G. Edwards & Sons, Inc. and Vector Securities International, Inc. as representatives of the several underwriters named therein (the "Underwriting Agreement").

                  In connection therewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, certificates of public officials, statements and certificates of officers of the Company, and originals or copies certified to our satisfaction of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, minutes of meetings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below.

                  In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. We have also assumed the due authorization, execution and delivery of all documents.

                  Based on the foregoing and in reliance thereon, we are of the opinion that:

                  1. The Company has been duly incorporated and is in good standing under the laws of the State of Delaware.



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United Therapeutics Corporation
June 11, 1999
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                  2. The Shares are duly authorized and, when sold in accordance with the terms set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

                  This opinion is not rendered with respect to any laws other than the laws of the State of Delaware.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Lawyers" in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares.

                               Very truly yours,

                               /s/ Bryan Cave LLP

                               BRYAN CAVE LLP